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                                                                   EXHIBIT 99.14

[LOGO]eMachines(TM)                                        For Immediate Release

                 eMachines Reports First Quarter 2001 Results

IRVINE, Calif.--April 25, 2001--eMachines, Inc. (NASDAQ:EEEE), today reported revenues of $136.2 million for the first quarter of 2001, compared to the $249.8 million recorded in the first quarter of 2000. Net loss for the first quarter of 2001 was $31.1 million, or $0.21 per share, compared to a loss of $11.9 million, or $0.13 per share in the year earlier period. Excluding the previously announced charges associated with the transition to a new CEO and the restructuring of the Internet business unit, and non-cash, stock-based compensation and amortization of intangible assets, the net loss was $22.1 million or $0.15 per share. This compares to net income of $737,000 or $0.01 per share in the year earlier period, excluding non-cash stock based compensation, amortization of intangible assets, and accretion of mandatorily redeemable preferred stock.

These results reflect the substantial sales discounts and incentives given to retailers to enable liquidation of product inventories. This action was required due to the industry-wide oversupply of personal computers experienced in the fourth quarter of 2000, and the continued weakness in the retail sector and in consumer demand for PCs during the first quarter of 2001.

eMachines remains substantially debt-free, continues to focus on cost-management and improved its cash position at the end of the first quarter of 2001 to $155.5 million, including cash, restricted cash and short-term investments, from the $112.9 million reported at the end of year 2000. This improvement was achieved in part through sales of year-end inventory and collection of year-end receivables.

"We are disappointed with the costs we have incurred during this inventory reduction process, and expect it to be completed early during the second quarter. Nevertheless, we are very pleased with the financial health of our balance sheet which will enable us to progress towards our goal of achieving robust inventory turns and profitability," said Wayne R. Inouye, President and CEO of eMachines, Inc. "We have begun to restructure our business and focus on our core competency of delivering high quality personal computers at an affordable price."

                                    -more-
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eMachines Reports First Quarter 2001 Results                       2 of 6

PC Revenues

PC hardware revenues in the first quarter of 2001 declined to $134.4 million from $246.4 million in the year earlier period. Unit shipments during the first quarter of 2001 were 287,000 units, a 45 percent decrease from the first quarter of 2000. This result reflects general weakness in the consumer market and decreased demand for PCs, compared to a robust PC market in the first quarter of 2000 that was stimulated primarily by the launch of ISP rebates (up to $400) and strong PC demand as Y2K concerns subsided.

First quarter cost of hardware revenues exceeded net revenues from sales resulting in a negative hardware gross margin of $11.6 million, as a result of write-downs of inventory and promotional discounts provided to retailers, such as PCs with a monitor bundled at a greatly discounted price. The average gross selling price of PCs (before returns and allowances) was $508 in the first quarter of 2001, a 10.2 percent decrease from the average gross selling price (before returns and allowances) in the first quarter of 2000.

Internet Revenues

Internet-related revenues for the first quarter of 2001 decreased to $1.8 million compared to $3.4 million in the year earlier period, a 47 percent decrease that is consistent with our 45 percent decrease in PC unit shipments in the first quarter of 2001. Recurring Internet revenues have not materialized to the extent anticipated primarily due to the continued decline of the Internet advertising market. As a result, and as previously announced, eMachines has begun to implement its restructuring strategy by eliminating resources dedicated to proprietary Internet products, including eWare(TM), eKey(TM) and pop-up advertising.

Other Governance Issues

During the first quarter of 2001, eMachines appointed new members to its executive management team. Wayne R. Inouye joined eMachines as President, Chief Executive Officer and a member of the Board of Directors, and Yasuhiro Tsubota was appointed a new Board member. In addition, on April 17, 2001, eMachines' Board of Directors appointed Brian Firestone to the position of Executive Vice President, Strategy and Business Development.

                                    -more-
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eMachines Reports First Quarter 2001 Results                          3 of 6

Business Outlook

Although the second quarter is traditionally the weakest quarter of the year for PC sales, eMachines sees sales for the second quarter consistent with the first quarter of 2001. However, due to continued liquidation of inventories, eMachines' net loss from operations should only show slight improvement over the first quarter of 2001 (excluding costs associated with the CEO transition and the restructuring of the Internet business unit). During the second quarter, eMachines will test market its new direct channel effort through the limited launch of an infomercial, the results of which are expected to be neutral for the quarter.

In the second half of 2001, eMachines anticipates continued sales weakness in the third quarter and a return to more seasonal levels in the fourth quarter. Sales in the third quarter should show some improvement over the prior preceding quarters of 2001, and losses should greatly narrow as eMachines implements its strategies to improve inventory turns and reduce operating expenses. eMachines is comfortable with the published earnings estimates of a loss of approximately $0.07 per share in the second half of 2001.

Q1 2001 Conference Call and Webcast

eMachines will hold its first quarter 2001 conference call and live audio Webcast today at 4:30 p.m. Eastern/1:30 p.m. Pacific. Webcast details are at http://www.streetevents.com or http://www.e4me.com/investors.html.
---------------------------    ----------------------------------

Annual Shareholders Meeting

eMachines, Inc.'s first Annual Shareholders Meeting will be held on Wednesday, June 20, 2001 at 9:00 a.m. at the Hyatt Regency hotel in Irvine, California.

About eMachines, Inc.
eMachines, Inc. (NASDAQ:EEEE) is a leading provider of low-cost, high-value personal computers. Founded in September 1998, eMachines began selling its low-cost "eTower"" desktop computers in November 1998. In June 1999, eMachines sold the third highest number of PCs through retailers in the United States, according to leading market research organizations, and presently holds this number three market share position. Since inception, eMachines has shipped more than 3.7 million PCs through leading national and international retailers, catalog and online merchandisers. Approximately one of every two eMachines consumers is a first-time PC buyer, based on owner registrations with eMachines. eMachines' Web site is located at http://www.e4me.com.
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                                    -more-
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eMachines Reports First Quarter 2001 Results                          4 of 6


This press release contains forward-looking statements relating to future events and results that are based on eMachines, Inc.'s current expectations. These statements relate to the outlook and prospects for eMachines and the markets in which it operates. These statements involve risks and uncertainties including, without limitation, the level of demand for eMachines' products and services, eMachines' and its suppliers' ability to timely develop, deliver, and support new and existing products and services, eMachines' ability to manage and liquidate its inventory, reduce operating expenses and predict changes in the PC market, the cost and availability of key product components, competitive pressures relating to price reductions, new product introductions by third parties, technological innovations, eMachine's ability to successfully appeal the delisting of its stock, and overall market conditions, including demand for computers, Internet access devices and Internet services, and eMachines' ability to timely and cost-effectively restructure its Internet business unit. Consequently, actual events and results in future periods may differ materially from those currently expected. Additional information regarding the factors that may affect eMachines' future performance is included in the public reports that eMachines files with the Securities and Exchange Commission.

                                     # # #

Press/Investor Contact:
Pattie Adams, eMachines, Inc.
408/945-1364
padams@emachinesinc.com; http://www.e4me.com
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                                 eMachines, Inc.
            Unaudited Condensed Consolidated Statement of Operations
                    (In thousands, except share information)


                                                                               Quarter Ended                     Quarter Ended
                                                                               March 31, 2001                    April 1, 2000
                                                                               --------------                    -------------
Net revenues:
        Hardware...............................................................      $134,435                          $246,443
        Internet...............................................................         1,751                             3,397
                                                                                ------------------               ----------------
               Net revenues....................................................       136,186                           249,840
                                                                                ------------------               ----------------
Cost of revenues:
        Hardware...............................................................       146,037                           234,979
        Internet...............................................................           588                               353
                                                                                ------------------               ----------------
               Cost of revenues................................................       146,625                           235,332
                                                                                ------------------               ----------------
        Gross profit (loss)....................................................      (10,439)                            14,508

Operating expenses:
        Sales and marketing (Note 1.)..........................................         4,330                             6,060
        Customer service and technical support.................................         2,456                             3,775
        General and administrative (Note 2.) ..................................        14,746                             5,926
        Amortization of intangible assets......................................         1,461                            10,196
                                                                                ------------------               ----------------
               Total operating expenses........................................        22,993                            25,957
                                                                                ------------------               ----------------

Loss from operations...........................................................      (33,432)                           (11,449)
Interest and other income, net.................................................         2,342                             1,899
                                                                                ------------------               ----------------
Net loss.......................................................................      (31,090)                            (9,550)

Accretion of mandatorily redeemable preferred stock to redemption value........             -                            (2,346)
                                                                                ------------------               ----------------
Net loss attributable to common stockholders...................................    $ (31,090)                        $  (11,896)
                                                                                ==================               ================
Net loss per share attributable to common stockholders:

        Basic and diluted......................................................     $  (0.21)                         $ ( 0.13)

Shares used in computing loss:
        Basic and diluted......................................................  145,473,944                         88,216,680

Supplementary information:

Reconciliation from net loss attributable to common stockholders to income
        (loss) before amortization of intangible assets, non-cash stock-based compensation, accretion of mandatorily redeemable preferred stock to redemption value and CEO transition costs and Internet business unit restructuring charge:

        Net loss attributable to common stockholders...........................     $(31,090)                        $ (11,896)
        Amortization of intangible assets......................................         1,461                            10,196
        Non-cash stock-based compensation......................................            60                                91
        Accretion of mandatorily redeemable preferred stock to redemption......             -                             2,346
        value..................................................................
        CEO transition costs and Internet business unit restructuring..........         7,485                                 -
                                                                                ------------------               ----------------
        charge.................................................................
        Income (loss) before amortization of intangible assets, non-cash
        stock-based compensation, accretion of mandatorily redeemable..........     $ (22,084)                            $ 737
                                                                                ==================               ================
               preferred stock to redemption value and CEO transition
               costs and Internet business unit restructuring
               charge..........................................................

Income (loss) per share before amortization of intangible assets, non-cash stock-based compensation, accretion of mandatorily redeemable preferred stock to redemption value and CEO transition costs and
        Internet business unit restructuring charge:
        Basic and diluted......................................................     $  (0.15)                           $  0.01

Shares used in computing income (loss) per share:
        Basic..................................................................  145,473,944                         88,216,680
        Diluted................................................................  145,473,944                        126,050,426

Note 1: Includes $21 and $22 of non-cash stock-based compensation in 2001 and 2000, respectively.
Note 2: Includes $39 and $69 of non-cash stock-based compensation in 2001 and 2000, respectively and $7.485 million for CEO transition costs and Internet business unit restructuring charge.
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                                eMachines, Inc.
                Unaudited Condensed Consolidated Balance Sheets
                     March 31, 2001 and December 30, 2000
                   (in thousands, except share information)

                                                                                   March 31, 2001               December 30, 2000
                                                                                ------------------               ----------------
ASSETS
Current assets:
         Cash and cash equivalents..............................................         $144,169                         $96,883
         Restricted cash........................................................           11,333                           9,124
         Short-term investments.................................................                -                           6,901
         Accounts receivable, less allowances ($4,294 and $6,119 at
               March 31, 2001 and December 30, 2000, respectively)..............           56,424                          91,767
         Inventories............................................................           95,941                         163,703
         Prepaid and other current assets.......................................            5,843                           2,400
                                                                                ------------------               ----------------

               Total current assets.............................................          313,710                         370,778

Property and equipment, net ....................................................            3,070                           3,411
Intangible assets, net..........................................................           10,466                          11,927
Other assets....................................................................            4,427                           7,921
                                                                                ------------------               ----------------
                                                                                         $331,673                        $394,037
                                                                                ------------------               ----------------
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
         Accounts payables-related party........................................          $58,101                         $58,862
         Accounts payable.......................................................            6,662                          25,948
         Accrued rebates........................................................           16,290                          34,037
         Accrued royalties payable..............................................           10,234                          11,382
         Accrued expenses and other current liabilities.........................           29,215                          22,886
                                                                                ------------------               ----------------
               Total current liabilities........................................          120,502                         153,115
Deferred revenue - noncurrent portion...........................................            1,247                           1,529
                                                                                ------------------               ----------------
Subordinated note payable to stockholder........................................              290                             290
                                                                                ------------------               ----------------
Stockholders' equity:
         Preferred stock, $.01 par value; 35,000,000 shares authorized; no shares issued and outstanding....................................
         Commonstock, $.0000125 par value; 350,000,000 shares authorized at
               March 31, 2001; 145,477,758 and 145,459,825 shares outstanding at
               March 31, 2001 and December 30, 2000, respectively...............                2                               2
         Additional paid-in capital.............................................          475,631                         475,623
         Unearned stock compensation............................................           (1,193)                         (1,253)
         Note receivable from stockholder.......................................                -                            (200)
         Accumulated deficit....................................................         (264,806)                       (233,716)
         Accumulated other comprehensive loss...................................                -                          (1,353)
                                                                                ------------------               ----------------
               Total stockholders, equity.......................................          209,634                         239,103
                                                                                ------------------               ----------------
                                                                                         $331,673                        $394,037
                                                                                ------------------               ----------------